GENERAL TERMS AGREEMENT


                                     between


                               THE BOEING COMPANY


                                       and


                              LEONARD'S METAL, INC.


                                     Number
                                 BCA-65323-0221


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GENERAL TERMS AGREEMENT

                             GENERAL TERMS AGREEMENT
                                TABLE OF CONTENTS

SECTION                    TITLE
-------                    -----
1.0                        DEFINITIONS

2.0                        ISSUANCE OF PURCHASE ORDERS
                           AND APPLICABLE TERMS

2.1                        Issuance of Purchase Orders

2.2                        Acceptance of Purchase Orders

2.3                        Written Authorization to Proceed

2.4                        Rejection of Purchase Orders

3.0                        TITLE AND RISK OF LOSS

4.0                        DELIVERY

4.1                        Requirements
4.2                        Delay
4.3                        Notice of Labor Disputes

5.0                        ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1                        Review
5.2                        Resident Representatives

6.0                        INVOICE AND PAYMENT

7.0                        PACKING AND SHIPPING

8.0                        QUALITY ASSURANCE, INSPECTION
                           REJECTION AND ACCEPTANCE

8.1                        Controlling Document
8.2                        Seller's Inspection
8.3                        Boeing's Inspection and Rejection
8.4                        Federal Aviation Administration or
                           Equivalent Government Agency Inspection
8.5                        Retention of Records
8.6                        Source Inspection
8.7                        Language for Technical Information

9.0                        EXAMINATION OF RECORDS

10.0                       CHANGES

10.1                       General
10.2                       Model Mix

11.0                       PRODUCT ASSURANCE

12.0                       TERMINATION FOR CONVENIENCE

13.0                       EVENTS OF DEFAULT AND REMEDIES

14.0                       EXCUSABLE DELAY

15.0                       SUSPENSION OF WORK

16.0                       TERMINATION OR CANCELLATION: INDEMNITY AGAINST
                           SUBCONTRACTOR'S CLAIMS

17.0                       ASSURANCE OF PERFORMANCE

18.0                       RESPONSIBILITY FOR PROPERTY

19.0                       LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

20.0                       PROPRIETARY INFORMATION AND ITEMS

21.0                       COMPLIANCE WITH LAWS

22.0                       INTEGRITY IN PROCUREMENT

23.0                       INFRINGEMENT

24.0                       BOEING'S RIGHTS IN SELLER'S, PATENTS COPYRIGHTS,
                           TRADE SECRETS AND TOOLING

SECTION                    TITLE
-------                    -----

25.0                       NOTICES

25.1                       Addresses
25.2                       Effective Date
25.3                       Approval or Consent

26.0                       PUBLICITY

27.0                       PROPERTY INSURANCE

27.1                       Insurance
27.2                       Certificate of Insurance
27.3                       Notice of Damage or Loss

28.0                       RESPONSIBILITY FOR PERFORMANCE

28.1                       Subcontracting
28.2                       Reliance
28.3                       Assignment

29.0                       NON-WAIVER

30.0                       HEADINGS

31.0                       PARTIAL INVALIDITY

32.0                       APPLICABLE LAW

33.0                       AMENDMENT

34.0                       LIMITATION

35.0                       TAXES

35.1                       Inclusion of Taxes in Price
35.2                       Litigation
35.3                       Rebates

36.0                       FOREIGN PROCUREMENT OFFSET

37.0                       ENTIRE AGREEMENT/ORDER OF PRECEDENCE

37.1                       Entire Agreement
37.2                       Incorporated By Reference
37.3                       Order of Precedence
37.4                       Disclaimer

                                    AMENDMENT

AMENDMENT
 NUMBER             DESCRIPTION                   DATE                APPROVAL
---------           -----------

                             GENERAL TERMS AGREEMENT

                                   RELATING TO

                                 BOEING PRODUCTS


         THIS GENERAL TERMS AGREEMENT ("Agreement") is entered into as of August ______, 1998, by and between Leonard's Metal, Inc., a Missouri corporation, with its principal office in St. Charles, Missouri, ("Seller"), and The Boeing Company, a Delaware corporation with its principal office in Seattle, Washington acting by and through its division the Boeing Commercial Airplane Group ("Boeing").

RECITALS

A.       Boeing produces commercial airplanes.

B. Seller manufactures and sells certain goods and services for use in the production and support of such aircraft.

C. Seller desires to sell and Boeing desires to purchase certain of Seller's goods and services in accordance with the terms set forth in this Agreement.

         Now therefore, in consideration of the mutual covenants set forth herein, the parties agree as follows:

                                   AGREEMENTS

1.0      DEFINITIONS

         The definitions set forth below shall apply to the following terms as they are used in this Agreements, any Order, or any related Special Business- Provisions ("SBP"). Words importing the singular number shall also include the plural number and vice versa.

         (a) "Customer" means any owner, operator or user of Products and any other individual, partnership, corporation or entity which has or acquires any interest in the Products from, through or under Boeing.

         (b) "Derivative" means any new model airplane designated by Boeing as a derivative of an existing Model airplane and which: (1) has the same number of engines as the existing model airplane;
                  (2) utilizes essentially the same aerodynamic and propulsion design, major assembly components, and systems as the existing model airplane and (3) achieves other payload/range combinations by changes in body length, engine thrust, or variations in certified gross weight.

         (c) "Drawing" means an automated or manual depiction of graphics or technical information representing a Product or any part thereof and which includes the parts list and specifications relating thereto.

         (d) "End Item Assembly" means any Product which is described by a single part number and which is comprised of more than one component part.

         (e) "FAA" means the United States Federal Aviation Administration or any successor agency thereto.

         (f) "FAR" means the Federal Acquisition Regulations in effect on the date of this Agreement.

         (g) "Materiel Representative" means the individual designated from time to time, by Boeing as being primarily responsible for interacting with Seller regarding this Agreement and any Order.

         (h) "Order" means each purchase order issued by Boeing and accepted by Seller under the terms of this Agreement. Each Order is a contract between Boeing and Seller.

         (i) "Product" means goods, including components and parts thereof, services, documents, data, software, software documentation and other information or items furnished or to be furnished to Boeing under any Order, including Tooling except for Rotating Use Tools.

         (j) "Purchased on Assembly Production Detail Part (POA)" means a component part of an End Item Assembly.

         (k) "Shipset" means the total quantity of a given part number or material necessary for production of one airplane.

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         (1)      "Spare"  means any Product,  regardless of whether the Product is an End Item Assembly or a Purchased on - Assembly Production Detail Part, which is intended for use or sale as a spare part or a production replacement.

         (m) "Tooling" means all tooling, as defined in Boeing Document M31-24, "Boeing Suppliers Tooling Manual," and/or described on any Order, including but not limited to Boeing-Use Tooling, Supplier-Use Tooling and Common-Use Tooling as defined in Boeing Document D649004, "Operations General Requirements for Suppliers," and Rotating-Use Tooling as defined in Boeing Document M31-13, "Accountability of Inplant/Outplant Special (Contract) Tools." For purposes of this Agreement, in the documents named in this subparagraph, the term "Supplier Use Tooling" shall be changed to Seller Use Tooling.

2.0      ISSUANCE OF ORDERS AND APPLICABLE TERMS

2.1      Issuance of Orders

         Boeing may issue Orders to Seller from time to time. Each Order shall contain a description of the Products ordered, a reference to the applicable specifications and Drawings, the quantities and prices, the delivery schedule, the terms and place of delivery and any special conditions.

         Each Order which incorporates this Agreement shall be governed by and be deemed to include the provisions of this Agreement. Purchase Order Terms and Conditions, Form D14100-4045, Form P252T and any other purchase order terms and conditions which may conflict with this Agreement, do not apply to the Orders.

2.2      Acceptance of Orders

         Each Order is Boeing's offer to Seller and acceptance is strictly limited to its terms. Boeing will not be bound by and specifically objects to any term or condition which is different from or in addition to the provisions of the Order, whether or not such term or condition will materially alter the Order. Seller's commencement of performance or acceptance of the Order in any manner shall conclusively evidence Seller's acceptance of the Order as written. Boeing may revoke any Order prior to Boeing's receipt of Seller's written acceptance or Seller's commencement of performance.

2.3      Written Authorization to Proceed

         Boeing's Materiel Representative may give written authorization to Seller to commence performance before Boeing issues an Order. If Boeing in its written authorization specifies that an Order will be issued, Boeing and Seller shall proceed as if an Order had been issued. This Agreement, the applicable SBP and the terms stated in the written authorization shall be deemed to be a part of Boeing's offer and the parties shall promptly agree on any open Order terms. If Boeing does not specify in its written authorization that an Order shall be issued, Boeing's obligation is strictly limited to the terms of the written authorization. For purposes of this Section 2.3 only, written authorization includes electronic transmission chosen by Boeing.

         If Seller commences performance before an Order is issued or without receiving Boeing's prior authorization to proceed, such performance shall be at Seller's expense.

2.4      Rejection of Purchase Order

         Any rejection by Seller of an Order shall specify the reasons for rejection and any changes or additions that would make the Order acceptable to Seller; provided, however, that Seller may not reject any Order for reasons inconsistent with the provisions of this Agreement or the applicable SBP.

3.0      TITLE AND RISK OF LOSS

         Title to and risk of any loss of or damage to the Products shall pass from Seller to Boeing at the F.O.B. point as specified in the applicable Order, except for loss or damage thereto resulting from Seller's fault or negligence. Passage of title on delivery does not constitute Boeing's acceptance of Products.

4.0      DELIVERY

4.1      Requirements

         Deliveries shall be strictly in accordance with the quantities, the schedule and other requirements specified in the applicable Order. Seller may not make early or partial deliveries without Boeing's prior written authorization. Deliveries which fail to meet Order requirements may be returned to Seller at Seller's expense.

4.2      Delay

         Seller shall notify Boeing immediately, of any circumstances that may cause a delay in delivery, stating the estimated period of delay and the reasons therefor. If requested by Boeing, Seller shall use additional effort, including premium effort, and shall ship via air or other expedited routing to avoid or minimize delay to the maximum extent possible. All additional costs resulting from such premium effort or premium transportation shall be borne by Seller with the exception of such costs attributable to delays caused directly by Boeing. Nothing herein shall prejudice any of the rights or remedies provided to Boeing in the applicable Order or by law.

4.3      Notice of Labor Disputes

         Seller shall immediately notify Boeing of any actual or potential labor dispute that may disrupt the timely performance of an Order. Seller shall include the substance of this Section 4.3, including this sentence, in any subcontract relating to an Order if a labor dispute involving the subcontractor would have the potential to delay the timely performance of such Order. Each subcontractor, however, shall only be required to give the necessary notice and information to its next higher-tier subcontractor.

5.0      ON-SITE REVIEW AND RESIDENT REPRESENTATIVES

5.1      Review

         At Boeing's request, Seller shall provide at Boeing's facility or at a place designated by Boeing, a review explaining the status of the Order, actions taken or planned relating to the Order and any other relevant information. Nothing herein may be construed as a waiver of Boeing's rights to proceed against Seller because of any delinquency.

         Boeing's authorized representatives may enter Seller's plant at all reasonable times to conduct preliminary inspections and tests of the Products and work-in-process. Seller shall include in its subcontracts issued in connection with an Order a like provision giving Boeing the right to enter the premises of Seller's subcontractors. When requested by Boeing, Seller shall accompany Boeing to Seller's subcontractors.

5.2      Resident Representatives

         Boeing may in its discretion and for such periods as it deems necessary assign resident personnel at Seller's facilities. Seller shall furnish, free of charge, all office space, secretarial service and other facilities and assistance reasonably required by Boeing's representatives at Seller's plant. The resident team will function under the guidance of Boeing's manager. The resident team will provide communication and coordination to ensure timely performance of the Order. Boeing's resident team shall be allowed access to all work areas, Order status reports and management review necessary to assure timely performance and conformance with the requirements of each Order. Notwithstanding such assistance, Seller remains solely responsible for performing in accordance with each Order.

6.0      INVOICE AND PAYMENT

         Unless otherwise provided in the applicable Order, invoicing and payment shall be in accordance with SBP Section 7.0.

7.0      PACKING AND SHIPPING

         Seller shall (a) prepare for shipment and suitably pack all Products to prevent damage or deterioration, (b) where Boeing has not identified a carrier, secure lowest transportation rates, (c) comply with the appropriate carrier tariff for the mode of transportation specified by Boeing and (d) comply with any special instructions stated in the applicable Order. Boeing shall pay no charges for preparation, packing, crating or cartage unless stated in the applicable Order. Unless otherwise directed by Boeing, all standard routing shipments forwarded on one day must be consolidated. Each container must be consecutively numbered and marked as set forth below. Container and Order numbers must be indicated on the applicable bill of lading. Two copies of the packing sheets must be attached to the No. 1 container of each shipment and one copy in each individual container. Each pack sheet must include as a minimum the following: a) Seller's name, address and phone number;
         b) Order and item number; c) ship date for the Products; d) total quantity shipped and quantity in each container, if applicable; e) legible pack slip number; f) nomenclature; g) unit of measure; h) ship to if other than Boeing; i) warranty data and certification, as applicable; j) rejection tag, if applicable; k) Seller's certification that Products comply with Order requirements; and, l) identification of optional material used, if applicable. Products sold F.O.B. place of shipment must be forwarded collect. Seller may not make any declaration concerning the value of the Products shipped, except on Products where the tariff rating or rate depends on the released or declared value, and in such event the value shall be released or declared at the maximum value for the lowest-tariff rating or rate.

         The following markings shall be included on each unit container: a) Seller's name; b) Seller's part number, if applicable; c) Boeing part number, if applicable; d) part nomenclature; e) Order number; f) quantity of Products in container; g) unit of measure; h) serial number, if applicable; i) date (quarter/year) identified as assembly or rubber cure date, if applicable; j) precautionary handling instructions or marking as required.

         In addition, the following markings/labels shall be included on each shipping container: a) Name and address of consignee; b) Name and address of consignor; c) Order number; d) Part number as shown on the Order; e) Quantity of Products in container; f) Unit of measure; g) Box number; h) Total number of boxes in shipment; and, i) Precautionary handling, labeling or marking as required.

8.0      QUALITY ASSURANCE, INSPECTION, REJECTION, & ACCEPTANCE

8.1      Controlling Document

         The controlling quality assurance document for Orders shall be as set forth in the SBP Section 4.0.

8.2      Seller's Inspection

         Seller shall inspect or otherwise verify that all Products and components thereof, including those procured from or furnished by subcontractors or Boeing, comply with the requirements of the Order prior to shipment to Boeing or Customer. Seller shall be responsible for all tests and inspections of the Product and any component thereof during receiving, manufacture and Seller's final inspection. Seller shall include on each packing sheet a certification that the Products comply with the requirements of the Order.

8.2.1    Seller's Disclosure

         Seller will immediately notify Boeing when discrepancies in Seller's processes or Product are discovered or suspected for Products Seller has delivered.

8.3      Boeing's Inspection and Rejection

         Unless otherwise specified on an Order, Products shall be subject to final inspection and acceptance by Boeing at destination, notwithstanding any payment or prior inspection. Boeing may reject any Product which does not strictly conform to the requirements of the applicable Order. Boeing shall by notice, rejection tag or other communication notify Seller of such rejection. Whenever possible, Boeing may coordinate with Seller prior to disposition of the rejected Product(s), however, Boeing shall retain final disposition authority with respect to all rejections. At Seller's risk and expense, all such Products will be returned to Seller for immediate repair, replacement or other correction and redelivery to Boeing; provided, however, that with respect to any or all of such Products and at Boeing's election and at Seller's risk and expense, Boeing may: (a) hold, retain, or return such Products without permitting any repair, replacement or other correction by Seller; (b) hold or retain such Products for repair by Seller or, at Boeing's election, for repair by Boeing with such assistance from Seller as Boeing may require; (c) hold such Products until Seller has delivered conforming replacements for such Products;
         (d) hold such Products until conforming replacements are obtained from a third party; (e) return such Products with instructions to Seller as to whether the Products shall be repaired or replaced and as to the manner of redelivery or (f) return such Products with instructions that they be scrapped. Upon final disposition by Boeing that the non-conforming Product(s) are not subject to repair and prior to the Products being scrapped, Seller shall render the Product(s) unusable. Seller shall also maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Products. Said certification shall state the method and date of mutilation and destruction of the subject Product(s). Boeing shall have the right to review and inspect these records at any time it deems necessary. Failure to comply with these requirements shall be a material breach of this Agreement and grounds for default pursuant to GTA Section 13.0. All repair, replacement and other corrections and redelivery shall be completed within such time as Boeing may require. All costs and expenses, loss of value and any other damages incurred as a result of or in connection with nonconformance and repair, replacement or other correction may be recovered from Seller by an equitable price reduction, set-off or credit against any amounts that may be owed to Seller under the applicable Order or otherwise.

         Boeing may revoke its acceptance of any Products and have the same rights with regard to the Products involved as if it had originally rejected them.

8.4      Federal  Aviation  Administration   or  Equivalent   Government  Agency
         Inspection

         Representatives of Boeing, the FAA or any equivalent government agency may inspect and evaluate Seller's plant including, but not limited to, Seller's and subcontractor's facilities, systems, data, equipment, inventory holding areas, procedures, personnel, testing, and all work-in-process and completed Products. For purposes of this Section 8.4, equivalent government agency shall mean those governmental agencies so designated by the FAA or those agencies within individual countries which maintain responsibility for assuring aircraft airworthiness.

8.5      Retention of Records

         Quality assurance records shall be maintained on file at Seller's facility and available to Boeing's authorized representatives. Seller shall retain such records for a period of not less than seven (7) years from the date of final payment under the applicable Order.

8.6      Source Inspection

         If an Order contains a notation that " 100% Source Inspection" is required, the Products shall not be packed for shipment until they have been submitted to Boeing's quality assurance representative for inspection. Both the packing list and Seller's invoice must reflect evidence of this inspection.

8.7      Language for Technical Information

         All reports, drawings and other technical information submitted to Boeing for review or approval shall be in English and shall employ the units of -measure customarily used by Boeing in the U.S.A.

9.0      EXAMINATION OF RECORDS

         Seller shall maintain complete and accurate records showing the sales volume of all Products. Such records shall support all services performed, allowances claimed and costs incurred by Seller in the performance of each Order, including but not limited to those factors which comprise or affect direct labor hours, direct labor rates, material costs, burden rates and subcontracts. Such records and other data shall be capable of verification through audit and analysis by Boeing and be available to Boeing at Seller's facility for Boeing's examination and audit at all reasonable times from the date of the applicable Order until three (3) years after final payment under such Order. Seller shall provide assistance to interpret such data if requested by Boeing. Such examination shall provide Boeing with complete information regarding Seller's performance for use in price negotiations with Seller relating to existing or future orders for Products, including but not limited to negotiation of equitable adjustments for changes and termination/obsolescence claims pursuant to GTA Section 10.0. Boeing shall treat all information disclosed under this Section as confidential.

10.0     CHANGES

10.1     General

         Boeing's Materiel Representative may at any time by written change order make changes within the general scope of an Order in any one or more of the following: drawings, designs, specifications, shipping, packing, place of inspection, place of delivery place of acceptance, adjustments in quantities, adjustments in delivery schedules, or the amount of Boeing furnished material. Seller shall proceed immediately to perform the Order as changed. If any such change causes an increase or decrease in the cost of or the time required for the performance of any part of the work, whether changed or not changed by the change order, an equitable adjustment shall be made in the price of or the delivery schedule for those Products affected, and the applicable Order shall be modified in writing accordingly. Any claim by Seller for adjustment under this Section 10. 1 must be received by Boeing in writing no later than (60) days from the date of receipt by Seller of the written change order or within such further time as the parties may agree in writing or such claim shall be deemed waived. Nothing in this
         Section 10.1 shall excuse Seller from proceeding with an Order as changed, including failure of the parties to agree on any adjustment to be made under this Section 10.1.

         If Seller considers that the conduct of any of Boeing's employees has constituted a change hereunder, Seller shall immediately notify Boeing's Materiel Representative in writing as to the nature of such conduct and its effect on Seller's performance. Pending direction from Boeing's Materiel Representative, Seller shall take no action to implement any such change.

10.2     Model Mix

         In the event any Derivative aircraft(s) is introduced by Boeing, Boeing may (but is not obligated to) direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section
         10.0 to supply Boeing's requirements for Products for such Derivative aircraft(s) which correspond to those Products being produced under the applicable Order.

11.0     PRODUCT ASSURANCE

         Boeing's acceptance of any Product does not alter or affect the obligations of Seller or the rights of Boeing and its customers under the document referenced in the SBP Section 6.0 or as provided by law.

12.0     TERMINATION FOR CONVENIENCE

12.1     Basis for Termination; Notice

         Boeing may, from time to time and at Boeing's sole discretion, terminate all or part of any Order issued hereunder, by written notice to Seller. Any such written notice of termination shall specify the effective date and the extent of any such termination.

 12.2    Termination Instructions

         On receipt of a written notice of termination pursuant to GTA Section 12.1, unless otherwise directed by Boeing, Seller shall:

         A.  Immediately stop work as specified in the notice;

         B. Immediately terminate its subcontracts and purchase orders relating to work terminated;

         C. Settle any termination claims made by its subcontractors or suppliers; provided, that Boeing shall have approved the amount of such termination claims prior to such settlement;

         D.  Preserve and protect all terminated inventory and Products;

         E. At Boeing's request, transfer title (to the extent not previously transferred) and deliver to Boeing or Boeing's designee all supplies and materials, work-in-process, Tooling and manufacturing drawings and data produced or acquired by Seller for the performance of this Agreement and any Order, all in accordance with the terms of such request;

         F. Take all reasonable steps required to return, or at Boeing's option and with prior written approval to destroy, all Boeing Proprietary Information and Items in the possession, custody or control of Seller;

         G. Take such other action as, in Boeing's reasonable opinion, may be necessary, and as Boeing shall direct in writing, to facilitate termination of this Order; and

         H.  Complete performance of the work not terminated.

12.3     Seller's Claim

         If Boeing  terminates  an Order in whole or in part pursuant to Section
         12.1 above, Seller shall have the right to submit a written termination claim to Boeing in accordance with the terms of this Section 12.3. Such termination claim shall be submitted to Boeing not later than six (6) months after Seller's receipt of the termination notice and shall be in the form prescribed by Boeing. Such claim must contain sufficient detail to explain the amount claimed, including detailed inventory schedules and a detailed breakdown of all costs claimed separated into categories (e.g., materials, purchased parts, finished components, labor, burden, general and administrative), and to explain the basis for allocation of all other costs. Seller shall be entitled to be compensated in accordance with and to the extent allowed under the terms of FAR 52-249-2(e)-(m) excluding (i), (as published in 48 CFR ss. 52.249-2) which is incorporated herein by this reference except "Government" and "Contracting Officer" shall mean Boeing, "Contractor" shall mean Seller and "Contract" shall mean Order.

12.4     Failure to Submit a Claim

         Notwithstanding any other provision of this Section 12.0, if Seller fails to submit a termination claim within the time period set forth above, Seller shall be barred from submitting a claim and Boeing shall have no obligation for payment to Seller under this Section 12.0 except for those Products previously delivered and accepted by Boeing.

12.5     Partial Termination

         Any partial termination of an Order shall not alter or affect the terms and conditions of the Order or any Order with respect to Products not terminated.

12.6     Product Price

         Termination under any of the above paragraphs shall not result in any change to unit prices for Products not terminated.

12.7     Exclusions or Deductions

         The following items shall be excluded or deducted from any claim submitted by Seller:

         A. All unliquidated advances or other payments made by Boeing to Seller pursuant to a terminated Order;

         B.  Any claim which Boeing has against Seller;

         C.  The agreed price for scrap allowance;

         D. Except for normal spoilage and any risk of loss assumed by Boeing, the agreed fair value of property that is lost, destroyed, stolen or damaged.

12.8     Partial Payment/Payment

         Payment, if any, to be paid under this Section 12.0 shall be made thirty (30) days after settlement between the parties or as otherwise agreed to between the parties. Boeing may make partial payments and payments against costs incurred by Seller for the terminated portion of the Order, if the total of such payments does not exceed the amount to which Seller would be otherwise entitled. If the total payments exceed the final amount determined to be due, Seller shall repay the excess to Boeing upon demand.

12.9     Seller's Accounting Practices

         Boeing and Seller agree that Seller's "normal accounting practices" used in developing the price of the Product(s) shall also be used in determining the allocable costs at termination. For purposes of this
         Section 12.9, Seller's "normal accounting practices" refers to Seller's method of charging costs as either a direct charge, overhead expense, general administrative expense, etc.

12.10    Records

         Unless otherwise provided in this Agreement or by law, Seller shall maintain all records and documents relating to the terminated portion of the Order for three (3) years after final settlement of Seller's termination claim.

13.0     EVENTS OF DEFAULT AND REMEDIES

13.1     Events of Default

         The occurrence of any one or more of the following events shall constitute an "Event of Default":

         A. Any failure by Seller to deliver, when and as required by this Agreement or any Order, any Product, except as provided in GTA
             Section 14.0; or

         B. Any failure by Seller to provide an acceptable Assurance of Performance within the time specified in GTA Section 17.0, or otherwise in accordance with applicable law; or,

         C. Any failure by Seller to perform or comply with any obligation set forth in GTA Section 20.0; or

         D. Seller is or has participated in the sale, purchase or manufacture of airplane parts without the required approval of the FAA.

         E. Any failure by Seller to perform or comply with any obligation (other than as described in the foregoing Sections 13.1.A, 13.1.B, 13.1.C and 13.1.D) set forth in this Agreement and such failure shall continue unremedied for a period of thirty (30) days or more following receipt by Seller of notice from Boeing specifying such failure; or

         F.  (a) the suspension, dissolution or winding-up of Seller's business,
             (b) Seller's insolvency, or its inability to pay debts, or its nonpayment of debts, as they become due, (c) the institution of reorganization, liquidation or other such proceedings by or against Seller or the appointment of a custodian, trustee, receiver or similar Person for Seller's properties or business, (d) an assignment by Seller for the benefit of its creditors, or (e) any action of Seller for the purpose of effecting or facilitating any of the foregoing.

13.2     Remedies

         If any Event of Default shall occur:

         A.  Cancellation

             Boeing may, by giving written notice to Seller, immediately cancel this Agreement and/or any Order, in whole or in part, and Boeing shall not be required after such notice to accept the tender by Seller of any Products with respect to which Boeing has elected to cancel this Agreement.

         B.  Cover

             Boeing may manufacture, produce or provide, or may engage any other persons to manufacture, produce or provide, any Products in substitution for the Products to be delivered or provided by Seller hereunder with respect to which this Agreement or any Order has been canceled and, in addition to any other remedies or damages available to Boeing hereunder or at law or in equity, Boeing may recover from Seller the difference between the price for each such Product and the aggregate expense, including, without limitation, administrative and other indirect costs, paid or incurred by Boeing to manufacture, produce or provide, or engage other persons to manufacture, produce or provide, each such Product.

         C.  Rework or Repair

             Boeing  may rework or repair any  Product  in  accordance  with GTA
             Section 8.3;

         D.  Setoff

             Boeing shall, at its option, have the right to set off against and apply to the payment or performance of any obligation, sum or amount owing at any time to Boeing hereunder or under any Order, all deposits, amounts or balances held by Boeing for the account of Seller and any amounts owed by Boeing to Seller, regardless of whether any such deposit, amount, balance or other amount or payment is then due and owing.

         E.  Tooling and other Materials

             As compensation for the additional costs which Boeing will incur as a result of the actual physical transfer of production capabilities from Seller to Boeing or Boeing's designee, Seller shall upon the request of Boeing, transfer and deliver to Boeing or Boeing's designee title to any or all (i) Tooling, (ii) Boeing-furnished material, (iii) raw materials, parts, work-in-process, incomplete or completed assemblies, and all other Products or parts thereof in the possession or under the effective control of Seller or any of its subcontractors (iv) Proprietary Information and Materials of Boeing including without limitation planning data, drawings and other Proprietary Information and Materials relating to the design, production, maintenance, repair and use of Tooling, in the possession or under the effective control of Seller or any of its subcontractors, in each case free and clear of all liens, claims or other rights of any person.

             Seller shall be entitled to receive from Boeing reasonable compensation for any item accepted by Boeing which has been transferred to Boeing pursuant to this Section 13.2.E (except for any item the price of which shall have been paid to Seller prior to such transfer); provided, however, that such compensation shall not be paid directly to Seller, but shall be accounted for as a setoff against any damages payable by Seller to Boeing as a result of any Event of Default.

         F.  Remedies Generally

             No failure on the part of Boeing in exercising any right or remedy hereunder, or as provided by law or in equity, shall impair, prejudice or constitute a waiver of any such right or remedy, or shall be construed as a waiver of any Event of Default or as an acquiescence therein. No single or partial exercise of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other right or remedy. No acceptance of partial payment or performance of any of Seller's obligations hereunder shall constitute a waiver of any Event of Default or a waiver or release of payment or performance in fall by Seller of any such obligation. All rights and remedies of Boeing hereunder and at law and in equity shall be cumulative and not mutually exclusive and the exercise of one shall not be deemed a waiver of the right to exercise any other. Nothing contained in this Agreement shall be construed to limit any right or remedy of Boeing now or hereafter existing at law or in equity.

14.0     EXCUSABLE DELAY

         If delivery of any Product is delayed by unforeseeable circumstances beyond the control and without the fault or negligence of Seller or of its suppliers or subcontractors (any such delay being hereinafter referred to as "Excusable Delay"), the delivery of such Product shall be extended for a period to be determined by Boeing after an assessment by Boeing of alternate work methods. Excusable Delays may include, but are not limited to, acts of God, war, riots, acts of government, fires, floods, epidemics, quarantine restrictions, freight embargoes, strikes or unusually severe weather, but shall exclude Seller's noncompliance with any rule, regulation or order promulgated by any governmental agency for or with respect to environmental protection. However, the above notwithstanding, Boeing expects Seller to continue production, recover lost time and support all schedules as established under this Agreement or any Order. Therefore, it is understood and agreed that (i) delays of less than two (2) days' duration shall not be considered to be Excusable Delays unless such delays shall occur within thirty (30) days preceding the scheduled delivery date of any Product and (ii) if delay in delivery of any Product is caused by the default of any of Seller's subcontractors or suppliers, such delay shall not be considered an Excusable Delay unless the supplies or services to be provided by such subcontractor or supplier are not obtainable from other sources in sufficient time to permit, Seller to meet the applicable delivery schedules. If delivery of any Product is delayed by any Excusable Delay for more than three (3) months, Boeing may, without any additional extension, cancel all or part of any Order with respect to the delayed Products, and exercise any of its remedies in accordance with GTA Section 13.2 provided however, that Boeing shall not be entitled to monetary damages or specific performance to the extent Seller's breach is the result of an Excusable Delay.

15.0     SUSPENSION OF WORK

         Boeing may at any time, by written order to Seller, require Seller to stop all or any part of the work called for by this Agreement hereafter referred to as a "Stop Work Order" issued pursuant to this Section
         15.0. On receipt of a Stop Work Order, Seller shall promptly comply with its terms and take all reasonable steps to minimize the occurrence of costs arising from the work covered by the Stop Work Order during the period of work stoppage. Within the period covered by the Stop Work Order (including any extension thereof) Boeing shall either (i) cancel the Stop Work Order or (ii) terminate or cancel the work covered by the Stop Work Order in accordance with the provisions of GTA Section 12.0 or 13.0. In the event the Stop Work Order is canceled by Boeing or the period of the Stop Work Order (including any extension thereof) expires, Seller shall promptly resume work in accordance with the terms of this Agreement or any applicable Order.

16.0     TERMINATION OR CANCELLATION AND INDEMNITY AGAINST SUBCONTRACTOR CLAIMS

         Boeing shall not be liable for any loss or damage resulting from any termination pursuant to GTA Section 12.1, except as expressly provided in GTA Section 12.3 or any cancellation under GTA Section 13.0 except to the extent that such cancellation shall have been determined by Boeing and Seller to have been wrongful, in which case such wrongful cancellation shall be deemed a termination pursuant to GTA Section 12.1 and therefore shall be limited to the payment to Seller of the amount or amounts identified in GTA Section 12.3. As subcontractor claims are included in Seller's termination claim pursuant to GTA Section 12.3, Seller shall indemnify Boeing and hold Boeing harmless from and against
         (i) any and all claims, suits and proceedings against Boeing by any subcontractor or supplier of Seller in respect of any such termination and (ii) and any and all costs, expenses, losses and damages incurred by Boeing in connection with any such claim, suit or proceeding.

17.0     ASSURANCE OF PERFORMANCE

         A.  Seller to Provide Assurance

             If Boeing determines, at any time or from time to time, that it is not sufficiently assured of Seller's fall, timely and continuing performance hereunder, or if for any other reason Boeing has reasonable grounds for insecurity, Boeing may request, by notice to Seller, written assurance (hereafter an "Assurance of Performance") with respect to any specific matters affecting Seller's performance hereunder, that Seller is able to perform all of its respective obligations under this Agreement when and as specified herein. Each Assurance of Performance shall be delivered by Seller to Boeing as promptly as possible, but in any event no later than 15 calendar days following Boeing's request therefore and each Assurance of Performance shall be accompanied by any information, reports or other materials, prepared by Seller, as Boeing may reasonably request. Boeing may suspend all or any part of Boeing's performance hereunder until Boeing receives an Assurance of Performance from Seller satisfactory in form and substance to Boeing.

         B.  Meetings and Information

             Boeing may request one or more meetings with senior management or other employees of Seller for the purpose of discussing any request by Boeing for Assurance of Performance or any Assurance of Performance provided by Seller. Seller shall make such persons available to meet with representatives of Boeing as soon as may be practicable following a request for any such meeting by Boeing and Seller shall make available to Boeing any additional information, reports or other materials in connection therewith as Boeing may reasonably request.

18.0     RESPONSIBILITY FOR PROPERTY

         On delivery to Seller or manufacture or acquisition by it of any materials, parts, Tooling or other property, title to any of which is in Boeing, Seller shall assume the risk of and shall be responsible for any loss thereof or damage thereto. In accordance with the provisions of an Order, but in any event on completion thereof, Seller shall return such property to Boeing in the condition in which it was received except for reasonable wear and tear and except to the extent that such property has been incorporated in Products delivered under such Order or has been consumed in the normal performance of work under such Order.

19.0     LIMITATION OF SELLER'S RIGHT TO ENCUMBER ASSETS

         Seller warrants to Boeing that it has good title to all inventory, work-in-process, tooling and materials to be supplied by Seller in the performance of its obligations under any Order ("Inventory"), and that pursuant to the provisions of such Order, it will transfer to Boeing title to such Inventory, whether transferred separately or as part of any Product delivered under the Order, free of any liens, charges, encumbrances or rights of others.

20.0     PROPRIETARY INFORMATION AND ITEMS

         Boeing  and  Seller  shall  each keep  confidential  and  protect  from disclosure all (a) confidential, proprietary, and/or trade secret information; (b) tangible items containing, conveying, or embodying such information; and (c) tooling obtained from and/or belonging to the other in connection with this Agreement or any Order (collectively referred to as "Proprietary Information and Materials"). Boeing and Seller shall each use Proprietary Information and Materials of the other only in the performance of and for the purpose of this Agreement and/or any Order. Provided, however, that despite any other obligations or restrictions imposed by this Section 20.0, Boeing shall have the right to use and disclose of Seller's Proprietary Information and Materials for the purposes of testing, certification, use, sale, or support of any item delivered under this Agreement, an Order, or any airplane including such an item; and any such disclosure by Boeing shall, whenever appropriate, include a restrictive legend suitable to the particular circumstances. The restrictions on disclosure or use of Proprietary Information and Materials by Seller shall apply to all materials derived by Seller or others from Boeing's Proprietary Information and Materials. Upon Boeing's request at any time, and in any event upon the completion, termination or cancellation of this Agreement, Seller shall return all of Boeing's Proprietary Information and Materials, and all materials derived from Boeing's Proprietary Information and Materials to Boeing unless specifically directed otherwise in writing by Boeing. Seller shall not, without the prior written authorization of Boeing, sell or otherwise dispose of (as scrap or otherwise) any parts or other materials containing, conveying, embodying, or made in accordance with or by reference to any

         Proprietary Information and Materials of Boeing. Prior to disposing of such parts or materials as scrap, Seller shall render them unusable.
         Boeing  shall  have the right to audit  Seller's  compliance  with this
         Section 20.0. Seller may disclose Proprietary Information and Materials of Boeing to its subcontractors as required for the performance of an Order, provided that each such subcontractor first assumes, by written agreement, the same obligations imposed upon Seller under this Section
         20.0 relating to Proprietary Information and Materials; and Seller shall be liable to Boeing for any breach of such obligation by such subcontractor. The provisions of this Section 20.0 are effective in lieu of, and will apply notwithstanding the absence of, any restrictive legends or notices applied to Proprietary Information and Materials; and the provisions of this Section 20.0 shall survive the performance, completion, termination or cancellation of this Agreement or any Order. This Section 20.0 supersedes and replaces any and all other prior agreements or understandings between the parties to the extent that such agreements or understandings relate to Boeing's obligations relative to confidential, proprietary, and/or trade secret information, or tangible items containing, conveying, or embodying such information, obtained from Seller and related to any Product, regardless of whether disclosed to the receiving party before or after the effective date of this Agreement.

21.0     COMPLIANCE WITH LAWS

21.1     Seller's Obligation

         Seller shall be responsible for complying with all laws, including, but not limited to, any statute, rule, regulation, judgment, decree, order, or permit applicable to its performance under this Agreement. Seller further agrees (1) to notify Boeing of any obligation under this Agreement which is prohibited under applicable environmental law, at the earliest opportunity but in all events sufficiently in advance of Seller's performance of such obligation so as to enable the identification of alternative methods of performance, and (2) to notify Boeing at the earliest possible opportunity of any aspect of its performance which becomes subject to additional environmental regulation or which Seller reasonably believes will become subject to additional regulation during the performance of this Agreement.

21.2     Government Requirements

         If any of the work to be performed under this Agreement is performed in the United States, Seller shall, via invoice or other form satisfactory to Boeing, certify that the Products covered by the Order were produced in compliance with Sections 6, 7, and 12 of the Fair Labor Standards Act (29 U. S. C. 201-291), as amended, and the regulations and orders of the U. S. Department of Labor issued thereunder. In addition, the following Federal Acquisition Regulations are incorporated herein by this reference except "Contractor" shall mean "Seller":

         FAR 52.222-26 "Equal Opportunity"

         FAR 52.222-35 "Affirmative Action for Special Disabled and Vietnam Era Veterans"

         FAR 52.222-36 "Affirmative Action for Handicapped Workers".

22.0     INTEGRITY IN PROCUREMENT

         Boeing's policy is to maintain high standards of integrity in procurement. Boeing's employees must ensure that no favorable treatment compromises their impartiality in the procurement process. Accordingly, Boeing's employees must strictly refrain from soliciting or accepting any payment, gift, favor or thing of value which could improperly influence their judgment with respect to either issuing a Order or administering this Agreement. Consistent with this policy, Seller agrees not to provide or offer to provide any employees of Boeing any payment, gift, favor or thing of value for the purposes of improperly obtaining or rewarding favorable treatment in connection with any Order or this Agreement. Seller shall conduct its own procurement practices and shall ensure that its suppliers conduct their procurement practices consistent with these standards. If Seller has reasonable grounds to believe that this policy may have been violated, Seller shall immediately report such possible violation to the appropriate Director of Materiel or Ethics Advisor of Boeing.

23.0     INFRINGEMENT

         Seller shall indemnify, defend, and save Boeing and Customers harmless from all claims, suits, actions, awards (including but not limited to awards based on intentional infringement of patents known to Seller at the time of such infringement, exceeding actual damages, and/or including attorneys' fees and/or costs), liabilities, damages, costs and attorneys' fees related to the actual or alleged infringement of any United States or foreign intellectual property right (including but not limited to any right in a patent, copyright, industrial design or semiconductor mask work, or based on misappropriation or wrongful use of information or documents) and arising out of the manufacture, sale or use of Products by Boeing or Customers. Boeing and/or Customers shall duly notify Seller of any such claim, suit or action; and Seller shall, at its own expense, fully defend such claim, suit or action on behalf of Boeing and/or Customers. Seller shall have no obligation under this Section 23.0 with regard to any infringement arising from:
         (i) Seller's compliance with formal specifications issued by Boeing where infringement could not be avoided in complying with such specifications or (ii) use or sale of Products in combination with other items when such infringement would not have occurred from the use or sale of those Products solely for the purpose for which they were designed or sold by Seller. For purposes of this Section 23.0 only, the term Customer shall not include the United States Government; and the term Boeing shall include The Boeing Company (Boeing) and all Boeing subsidiaries and all officers, agents, and employees of Boeing or any Boeing subsidiary.

24.0     BOEING'S  RIGHTS IN  SELLER'S PATENTS, COPYRIGHTS, TRADE  SECRETS,  AND
         TOOLING

         Seller hereby grants to Boeing an irrevocable, nonexclusive, paid-up worldwide license to practice and/or use, and license others to practice and/or use on Boeing's behalf, all of Seller's patents, copyrights, trade secrets (including, without limitation, designs, processes, drawings, technical data and tooling), industrial designs, semiconductor mask works, and tooling (collectively hereinafter referred to as "Licensed Property") related to the development, production, maintenance or repair of Products. Boeing hereafter retains all of the aforementioned license rights in Licensed Property, but
         Boeing hereby covenants not to exercise such rights except in connection with the making, having made, using and selling of Products or products of the same kind, and then only in the event of any of the following:

         a.  Seller   discontinues  or  suspends  business   operations  or  the
             production of any or all of the Products;

         b. Seller is acquired by or transfers any or all of its rights to manufacture any Product to any third party, whether or not related;

         c. Boeing cancels this Agreement or any Order for cause pursuant to GTA Section 13.0 herein;

         d. in Boeing's judgment it becomes necessary, in order for Seller to comply with the terms of this Agreement or any Order, for Boeing to provide support to Seller (in the form of design, manufacturing, or on-site personnel assistance) substantially in excess of that which Boeing normally provides to its suppliers;

         e. Seller's trustee in bankruptcy (or Seller as debtor in possession) fails to assume this Agreement and all Orders by formal entry of an order in the bankruptcy court within sixty (60) days after entry of an order for relief in a bankruptcy case of the Seller, or Boeing elects to retain its rights to Licensed Property under the bankruptcy laws;

         f. Seller is at any time insolvent (whether measured under a balance sheet test or by the failure to pay debts as they come due) or the subject of any insolvency or debt assignment proceeding under state or non-bankruptcy law; or

         g. Seller voluntarily becomes a debtor in any case under bankruptcy law or, in the event an involuntary bankruptcy petition is filed against Seller, such petition is not dismissed within thirty (30) days.

         As a part of the license granted under this Section 24.0, Seller shall, at the written a request of Boeing and at no additional cost to Boeing, promptly deliver to Boeing any and all Licensed Property considered by Boeing to be necessary to satisfy Boeing's requirements for Products and their substitutes.

25.0     NOTICES

25.1     Addresses

         Notices and other communications shall be given in writing by personal delivery, mail, telex, teletype, telegram, facsimile, cable or other electronic transmission addressed to the respective party as set forth in the SBP Section 9.0.

25.2     Effective Date

         The date on which any such communication is received by the addressee is the effective date of such communication.

25.3     Approval or Consent

         With respect to all matters subject to the approval or consent of either party, such approval or consent shall be requested in writing and is not effective until given in writing. With respect to Boeing, authority to grant approval or consent is limited to Boeing's Materiel Representative.

26.0     PUBLICITY

         Seller will not, and will require that its subcontractors and suppliers of any tier will not, (i) cause or permit to be released any publicity, advertisement, news release, public announcement, or denial or confirmation of the same, in whatever form, regarding any Order or Products, or the program to which they may pertain, or (ii) use, or cause or permit to be used, the Boeing name or any Boeing trademark in any form of promotion or publicity without Boeing's prior written approval.

27.0     PROPERTY INSURANCE

27.1     Insurance

         Seller shall maintain continuously in effect a property insurance policy covering loss or destruction of or damage to all property in which Boeing does or could have an insurable interest pursuant to this Agreement, including but not limited to Tooling, Boeing-furnished property, raw materials, parts, work-in process, incomplete or completed assemblies and all other products or parts thereof, and all drawings, specifications, data and other materials relating to any of the foregoing in each case to the extent in the possession or under the effective care, custody or control of Seller, in the amount of full replacement value thereof providing protection against all perils normally covered in an "all risk" property insurance policy (including without limitation fire, windstorm, explosion, riot, civil commotion, aircraft, earthquake, flood or other acts of God). Any such policy shall be in the form and with insurers acceptable to Boeing and shall
         (i) provide for payment of loss thereunder to Boeing, as loss payee, as its interests may appear and (ii) contain a waiver of any rights of subrogation against Boeing, its subsidiaries, and their respective directors, officers, employees and agents.

27.2     Certificate of Insurance

         Prior to commencement of this Agreement, Seller shall provide to Boeing's Materiel Representative, for Boeing's review and approval, certificates of insurance reflecting full compliance with the requirements set forth in GTA Section 27. 1. Such certificates shall be kept current and in compliance throughout the -period of this Agreement and shall provide for thirty (30) days advanced written notice to Boeing's Material Representative in the event of cancellation, non-renewal or material change adversely affecting the interests of Boeing.

27.3     Notice of Damage or Loss

         Seller shall give prompt written notice to Boeing's Materiel Representative of the occurrence of any damage or loss to any property required to be insured herein. If any such property shall be damaged or destroyed, in whole or in part, by an insured peril or otherwise, and if no Event of Default shall have occurred and be continuing, then Seller may, upon written notice to Boeing, settle, adjust, or compromise any and all such loss or damage not in excess of Two Hundred Fifty Thousand Dollars ($250,000) in any one -occurrence and Five Hundred Thousand Dollars ($500,000) in the aggregate. Seller may settle, adjust or compromise any other claim by Seller only after Boeing has given written approval, which approval shall not be unreasonably withheld.

28.0     RESPONSIBILITY FOR PERFORMANCE

         Seller shall be responsible for the requirements of this Agreement and any Order referencing this Agreement. Seller shall bear all risks of providing adequate facilities and equipment to perform each Order in accordance with the terms thereof. Seller shall include as part of its subcontracts those elements of the Agreement which protect Boeing's rights including but not limited to right of entry provisions, proprietary information and rights provisions and quality control provisions. In addition, Seller shall provide to its subcontractors sufficient information to clearly document that the work being performed by Seller's subcontractor is to facilitate performance under this Agreement or any Order. Sufficient information may include but is not limited to Order number, GTA number or the name of Boeing's Materiel Representative. No subcontracting by Seller shall relieve Seller of its obligation under the applicable Order.

28.1     Subcontracting

         Seller may not procure any Product, as defined in the applicable Order, from a third party in a completed or a substantially completed form without Boeing's prior written consent. Where required by the requirements of the Order, no raw material and/or material process may be incorporated in a Product unless: (a) Seller uses an approved source or (b) Boeing has surveyed and qualified Seller's receiving inspection personnel and laboratories to test the specified raw materials an/or material process. No waiver of survey and qualification requirements will be effective unless granted by Boeing's Engineering and Quality Control Departments. Utilization of a Boeing-approved raw material source does not constitute a waiver of Seller's responsibility to meet all specification requirements.

28.2     Reliance

         Boeing's entering into this Agreement is in part based upon Boeing's reliance on Seller's ability, expertise and awareness of the intended use of the Products. Seller agrees that Boeing and Boeing's customers may rely on Seller as an expert, and Seller will not deny any responsibility or obligation hereunder to Boeing or Boeing's customers on the grounds that Boeing or Boeing's customers provided recommendations or assistance in any phase of the work involved in producing or supporting the Products, including but not limited to Boeing's acceptance of specifications, test data or the Products.

28.3     Assignment

         Each Order shall inure to the benefit of and be binding on each of the parties hereto and their respective successors and assigns, provided however, that no assignment of any rights or delegation of any duties under such Order is binding on Boeing unless Boeing's written consent has first been obtained. Notwithstanding the above, Seller may assign claims for monies due or to become due under any Order provided that Boeing may recoup or setoff any amounts covered by any such assignment against any indebtedness of Seller to Boeing, whether arising before or after the date of the assignment or the date of this Agreement, and whether arising out of any such Order or any other agreement between the parties. Boeing may settle all claims arising out of any Order, including termination claims, directly with Seller. Boeing may unilaterally assign any rights or title to property under the Order to any wholly-owned subsidiary of The Boeing Company.


29.0     NON-WAIVER

         Boeing's failure at any time to enforce any provision of an Order does not constitute a waiver of such provision or prejudice Boeing's right to enforce such provision at any subsequent time.

30.0     HEADINGS

         Section headings used in this Agreement are for convenient reference only and do not affect the interpretation of the Agreement.

31.0     PARTIAL INVALIDITY

         If any provision of any Order is or becomes void or unenforceable by force or operation of law, the other provisions shall remain valid and enforceable.

32.0     APPLICABLE LAW, JURISDICTION

         Each Order, including all matters of construction, validity and performance, shall in all respects be governed by, and construed and enforced in accordance with, the law as set forth in SBP Section 5.0.

33.0     AMENDMENT

         Oral statements and understandings are not valid or binding. Except as otherwise provided in GTA Section 10.0 and SBP Section 12.0, no Order may be changed or modified except by a writing signed by Seller and Boeing's Materiel Representative.

34.0     LIMITATION

         Seller may not (except to provide an inventory of Products to support delivery acceleration and to satisfy reasonable replacement and Spares requirements) manufacture or fabricate Products or procure any goods in advance of the reasonable flow time required to comply with the delivery schedule in the applicable Order. Notwithstanding any other provision of an Order, Seller is not entitled to any equitable adjustment or other modification of such Order for any manufacture, fabrication, or procurement of Products not in conformity with the requirements of the Order, unless Boeing's written consent has first been obtained. Nothing in this Section 34.0 shall be construed as relieving Seller of any of its obligations under the Order.

35.0     TAXES

35.1     Inclusion of Taxes in Price

         All taxes, including but not limited to federal, state and local income taxes, value added taxes, gross receipt taxes, property taxes, and custom duties taxes are deemed to be included in the Order price, except applicable sales or use taxes on sales to Boeing ("Sales Taxes") for which Boeing has not supplied a valid exemption certificate or unless otherwise indicated on the applicable Order. Any taxes applicable to tooling acquired by Buyer under this Order will be paid by Seller to the appropriate government taxing authority. Additionally, Buyer shall reimburse Seller for all personal property taxes applicable to the Tooling after receipt by Buyer of Seller's invoice for such taxes for the amount of tax imposed by the state or local taxing authority.

35.2     Litigation

         In the event that any taxing authority has claimed or does claim payment for Sales Taxes, Seller shall promptly notify Boeing, and Seller shall take such action as Boeing may direct to pay or protest such taxes or to defend against such claim. The actual and direct expenses, without the addition of profit and overhead, of such defense and the amount of such taxes as ultimately determined as due and payable shall be paid directly by Boeing or reimbursed to Seller. If Seller or Boeing is successful in defending such claim, the amount of such taxes recovered by Seller, which had previously been paid by Seller and reimbursed by Boeing or paid directly by Boeing, shall be immediately refunded to Boeing.

35.3     Rebates

         If any taxes paid by Boeing are subject to rebate or reimbursement, Seller shall take the necessary actions to secure such rebates or reimbursement and shall promptly refund to Boeing any amount recovered.

36.0     FOREIGN PROCUREMENT OFFSET

         With respect to work covered by the Order, Seller shall use its best efforts to cooperate with Boeing in the fulfillment of any foreign offset program obligation that Boeing may have accepted as a condition of the sale of Boeing's products. In the event that Seller solicits bids or proposals for, or procures or offers to procure any goods or services relating to the work covered by an Order from any source outside of the United States, Boeing shall be entitled, to the exclusion of all others, to all industrial benefits and other "offset" credits which may result from such solicitations, procurements or offers to procure. Seller agrees to take any actions that may be required on its part to assure that Boeing receives such credits.

37.0     ENTIRE AGREEMENT ORDER OF PRECEDENCE

37.1     Entire Agreement

         The Order sets forth the entire agreement, and supersedes any and all other prior agreements understandings and communications between Boeing and Seller related to the subject matter of an Order. The rights and remedies afforded to Boeing or Customers pursuant to any provisions of an Order are in addition to any other rights and remedies afforded by any other provisions of this Order, by law or otherwise.

37.2     Incorporated by Reference

         In  addition  to  the  documents  previously   incorporated  herein  by
         reference, the documents listed below are by this reference made a part of this Agreement:

         A. Engineering Drawing by Part Number and Related Outside Production Specification Plan (OPSP).

         B. Any other exhibits or documents agreed to by the parties to be a part of this Agreement.

37.3     Order of Precedence

         In the event of a conflict or inconsistency between any of the terms of the following documents, the following order of precedence shall control:

         A.  SBP (excluding the Administrative Agreement identified in E below)

         B. This General Terms Agreement (excluding the documents identified in D and F below)

         C.  Order (excluding the documents identified in A and B above)

         D. Engineering Drawing by Part Number and, if applicable, related Outside Production Specification Plan (OPSP).

         E.  Administrative Agreement (If Applicable)

         F. Any other exhibits or documents the parties agree shall be part of the Agreement.

37.4     Disclaimer

         Unless otherwise specified on the face of the applicable Order, any CATIA Dataset or translation thereof (each or collectively "Data) furnished by Boeing is furnished as an accommodation to Seller. It is the Seller's responsibility to compare such Data to the comparable two dimensional computer aided design drawing to confirm the accuracy of the Data.

         BOEING HEREBY DISCLAIMS, AND SELLER HEREBY WAIVES, ALL WARRANTIES AND LIABILITIES OF BOEING AND ALL CLAIMS AND REMEDIES OF SELLER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY DEFECT IN ANY CATIA DATASET OR TRANSLATION THEREOF, INCLUDING, WITHOUT LIMITATION, ANY (A) IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE, (B) ANY IMPLIED WARRANTY ARISING FROM COURSE OF DEALING OR PERFORMANCE OR USAGE OF TRADE, (C) RECOVERY BASED UPON TORT, WHETHER OR NOT ARISING FROM BOEING'S NEGLIGENCE, AND (D) ANY RECOVERY BASED UPON DAMAGED PROPERTY, OR OTHERWISE BASED UPON DAMAGED PROPERTY, OR OTHERWISE BASED UPON LOSS OF USE OR PROFIT OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES.

         EXECUTED in duplicate as of the date and year first written above by the duly authorized representatives of the parties.

THE BOEING COMPANY                        Leonard's Metal, Inc.
By and Through its Division
Boeing Commercial Airplane Group


_________________________________         ______________________________________
Signature                                 Signature


_________________________________         ______________________________________
Name:                                     Name:


_________________________________         ______________________________________
Title:                                    Title:


_________________________________         ______________________________________
Date:                                     Date:

                                       POP

                           SPECIAL BUSINESS PROVISIONS

                                     between

                               THE BOEING COMPANY

                                       and

                              LEONARD'S METAL, INC.


                                     Number

                                 POP-65323-0235

                           SPECIAL BUSINESS PROVISIONS

                                TABLE OF CONTENTS

Section              Item
-------              ----

1.0                  DEFINITIONS
2.0                  PURCHASE ORDER NOTE
3.0                  PRICES
3.1                  Product Pricing
3.2                  Manufacturing Configuration Baseline
3.3                  Packaging
4.0                  GOVERNING QUALITY ASSURANCE REQUIREMENT
5.0                  APPLICABLE LAW/JURISDICTION
6.0                  PRODUCT ASSURANCE
7.0                  PAYMENT
7.1                  Recurring Cost
7.2                  Non-Recurring Cost
8.0                  ACCEL/DECEL AT NO COST
9.0                  NOTICES
9.1                  Addresses
10.0                 OBLIGATION TO PURCHASE AND SELL
11.0                 COST AND FINANCIAL PERFORMANCE VISIBILITY
12.0                 CHANGES
12.1                 Changes to the Statement of Work
12.2                 Computation of Equitable Adjustment
12.3                 Obsolescence
12.4                 Change Absorption
12.5                 Planning Schedule
12.6                 Value Engineering
12.7                 Reduction in Quantity to be Delivered
13.0                 SPARES AND OTHER PRICING
13.1                 Spares
13.2                 Short Flow Production Requirements
13.3                 Tooling
13.4                 Pricing of Boeing's Supporting Requirements
13.5                 Pricing of Requirements for Modification or Retrofit
13.6                 Similar to Pricing
14.0                 STATUS REPORTS/REVIEWS
15.0                 FOREIGN PROCUREMENT REPORT
16.0                 SUPPLIER FURNISHED MATERIEL
17.0                 ASSIGNMENT
18.0                 INVENTORY AT CONTRACT COMPLETION
19.0                 OWNERSHIP OF INTELLECTUAL PROPERTY
19.1                 Technical Work Product
19.2                 Inventions and Patents
19.3                 Works of Authorship and Copyrights
19.4                 Pre-Existing Inventions and Works of Authorship
20.0                 ADMINISTRATIVE AGREEMENT
21.0                 GUARANTEED WEIGHT REQUIREMENTS
22.0                 SUPPLIER DATA REQUIREMENTS
23.0                 DEFERRED PAYMENT TERMS
24.0                 SOFTWARE PROPRIETARY INFORMATION RIGHTS

Attachment I         Work Statement and Pricing
Attachment 2         Foreign Procurement Report
Attachment 3         Rates and Factors
Attachment 4         Boeing AOG Coverage
Attachment 5         Boeing AOG/Critical Shipping Notification

                                   AMENDMENTS

AMENDMENT
 NUMBER               DESCRIPTION                  DATE               APPROVAL
---------             -----------                  ----               --------

                          SPECIAL BUSINESS PROVISIONS


THESE SPECIAL BUSINESS PROVISIONS are entered into as of August _____, 1998 by and between Leonard's Metal, Inc., a Missouri corporation with its principal office in St Charles, Missouri ("Seller"), and The Boeing Company, a Delaware corporation with an office in Seattle, Washington acting by and through its division the Boeing Commercial Airplane Group ("Boeing").

                                    RECITALS

A. Boeing and Seller entered into a General Terms Agreement GTA # BCA-65323-0221, dated August __, 1998 (the "Agreement") which is incorporated herein and made a part hereof by this reference, for the sale by Seller and purchase by Boeing of Products.

B. Boeing and Seller desire to include these Special Business Provisions ("SBP") relating to the sale by Seller and purchase by Boeing of Products.

Now, therefore, in consideration. of the mutual covenants set forth herein, the parties agree as follows:

                                   PROVISIONS

1.0      DEFINITIONS

         The definitions used herein shall be the same as used in the Agreement.

2.0      PURCHASE ORDER NOTE

         The following note shall be contained in any Order to which these SBP are applicable:

         This Order is subject to and incorporates by this reference SBP POP-65323-0235 between The Boeing Company and LMI Aerospace, Inc. dated August ___, 1998.

         Each Order bearing such note shall be governed by and be deemed to include the provisions of these SBP.

3.0      PRICES

3.1      Product Pricing

         The prices and applicable period of performance of Products scheduled for delivery under this SBP are set forth in Attachment 1. Prices are in United States dollars, F.O.B. St. Charles, Missouri; Auburn, Washington or Wichita, Kansas, as appropriate.

3.1.1    Option Pricing

         NOT APPLICABLE

3.1.2    Exercise of Option

         NOT APPLICABLE

3.2      Manufacturing Configuration Baseline

         Unit pricing for each  Product or part number shown in  Attachment I is
         based  on  the  latest   revisions  of  the  engineering   drawings  or
         specifications at the time of the signing of this SBP.

3.3      Packaging

         The prices shown in Attachment I include packaging costs and all materials and labor required to package Products identified in Attachment 1. Packaging shall be furnished by the Seller in accordance with Document M6-1025, Volume II, "Supplier Part Protection Guide" or Document D200-10038-2 "Supplier Packaging Requirements" as applicable. In the case of Products to be shipped directly to Customers, A.T.A. Specification 300 "Specification for Packaging of Airline Supplies" shall apply unless otherwise directed by Boeing.

4.0      GOVERNING QUALITY ASSURANCE REQUIREMENT

         All work performed under this SBP shall be in accordance with the following document which is incorporated herein and made a part hereof by this reference:

         Document D1-9000, "Advanced Quality System for Boeing Suppliers," as amended from time to time.

5.0      APPLICABLE LAW JURISDICTION

         Each Order, including all matters of construction, validity and performance, shall in all respects be governed by, and construed and enforced in accordance only with the law of the State of Washington as applicable to contracts entered into and to be performed wholly within such State between citizens of such State, without reference to any rules governing conflicts of law. Seller hereby irrevocably consents to and submits itself exclusively to the jurisdiction of the applicable courts of the State and the federal courts therein for the purpose of any suit, action or other judicial proceeding arising out of or connected with any Order or the performance or subject matter thereof. Seller hereby waives and agrees not to assert by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that (a) Seller is not personally subject to the jurisdiction of the above-named courts, (b) the suit, action or proceeding is brought in an inconvenient forum or (c) the venue of the suit, action or proceeding is improper.

6.0      PRODUCT ASSURANCE

6.1      Governing Document

         Seller acknowledges that Boeing and Customers must be able to rely on each Product performing as specified and that Seller will provide all required support. Accordingly, the following provisions and document(s) are incorporated herein and made a part hereof:

         "Boeing  Designed,   Sub-Contracted  Products  Manufacturers  Warranty"
         Boeing Document M6-1124-3.

7.0      PAYMENT

7.1      Recurring Price

         Unless otherwise provided in the applicable Order, payment of the recurring price shall be made in accordance with Form X-27981 "Pay From Receipt - Additional Terms and Conditions Regarding Invoicing and Payment". Payment terms shall be net thirty (30) days except as otherwise agreed to by the parties. All payments are subject to adjustment for shortages, credits and rejections.

7.2      Non-Recurring Price/Special Charges

         Unless otherwise provided in the applicable Order, any non-recurring price payable by Boeing under Attachment 1 shall be paid within the term discount period or thirty (30) calendar days (whichever is later) after receipt by Boeing of both acceptable Products and a correct invoice.

8.0      ACCELERATION/DECELERATION AT NO COST

         Notwithstanding  GTA Section 10.0, and subject to the provisions of SBP
         Section 13.2, Boeing may make changes in the delivery schedule without additional cost or change to the unit price stated in the applicable Order if (a) the delivery date of the Product under such Order is on or before the last date of contract, if applicable, and (b) Boeing provides Seller with written notice of such changes.

         Upon receipt of written notice of the change, Seller shall make its best effort to implement the change as soon as possible, but in no event shall the change be implemented later than eight (8) weeks after notification of a schedule acceleration.

9.0      NOTICES

9.1      Addresses

         Notices and other communications shall be given in writing by personal delivery, United States mail, telex, teletype, telegram, facsimile, cable or electronic transmission addressed to the respective party as follows:

          To Boeing:      Attention: Buyer: Gil Joynt   M/S 38-KX
                          BOEING COMMERCIAL AIRPLANE GROUP
                          MATERIEL DIVISION
                          P.O. Box 3707
                          Seattle, Washington 98124-2207

          To Seller:      Attention: Marie Edmondson
                          Leonard's Metals, Inc.
                          P.O. Box 900
                          St. Charles, Missouri 63302-0900

10.0     OBLIGATION TO PURCHASE AND SELL

         Boeing and Seller agree that in consideration of the prices set forth under Attachment 1, Boeing shall issue Orders for Products from time to time to Seller for Boeing's requirements. Such Products shall be shipped at any scheduled rate of delivery, as determined by Boeing, and Seller shall sell to Boeing Boeing's requirements of such Products, provided that, without limitation on Boeing's right to determine its requirements, Boeing shall not be obligated to issue any Orders for any given Product if:

         A.       Any of Boeing's customers specify an alternate product;

         B. Such Product is, in Boeing's reasonable judgment, not technologically competitive at any time, for reasons including but not limited to the availability of significant changes in technology, design, materials, specifications, or manufacturing processes which result in a reduced price or weight or improved appearance, functionality, maintainability or reliability;

         C. Boeing gives reasonable notice to Seller of a change in any of Boeing's aircraft which will result in Boeing no longer requiring such Product for such aircraft;

         D. Seller has materially defaulted in any of its obligations under any Order, whether or not Boeing has issued a notice of default to Seller pursuant to GTA Section 13.0; or,

         E.       Boeing  reasonably   determines  that  Seller  cannot  support
                  Boeing's requirements for Products in the amounts and within the delivery schedules Boeing requires.

11.0     COST AND FINANCIAL PERFORMANCE VISIBILITY

         Seller shall provide all necessary cost support data, source documents for direct and indirect costs, and assistance at the Seller's facility for cost performance reviews performed by Boeing pursuant to any Order.

         Furthermore, Seller shall provide financial data, on a quarterly basis, or as requested, to Boeing's Credit Office for credit and financial condition reviews. Said data shall include but not be limited to balance sheets, schedule of accounts payable and receivable, major lines of credit, creditors, income statements (profit and loss), cash flow statements, firm backlog, and headcounts. Copies of such data are to be made available within 72 hours of any written request by Boeing. This data is required in addition to the cost data provided pursuant to GTA Section 9.0. All such information shall be treated as confidential in accordance with GTA Section 20.0.

12.0     CHANGES

12.1     Changes to the Statement of Work

         Boeing may direct Seller within the scope of the applicable Order and in accordance with the provisions of GTA Section 10.0, to increase or decrease the work to be performed by the Seller in the manufacture of any Product.

12.2     Computation of Equitable Adjustment

         The Rates and Factors set forth in Attachment 3, which by this reference is incorporated herein, shall be used to determine the equitable adjustment, if any, (including equitable adjustments, if any, in the prices of Products to be incorporated in Derivative Aircraft), to be paid by Boeing pursuant to SBP Section 12.1 and GTA Section 10.0 for each individual change.

12.3     Obsolescence

         Claims for obsolete or surplus material and work-in-process created by change orders issued pursuant to this Section shall be subject to the procedures set forth in GTA Section 12.0, except that Seller may not submit a claim for obsolete or surplus material resulting from an individual change order that has a total claim value of Two Thousand Five Hundred Dollars ($2,500.00) or less. Payment for obsolete or surplus materials shall be made by check deposited as first class mail to the address designated by Seller in SBP Section 9.1. Payment will be made on the tenth (10th) day of the month following the month of the obsolescence claim settlement.

12.4     Change Absorption

12.4.1   Prior to 100% Engineering Release (Drawing Revision Level New)

12.4.1.1 Generally

         Notwithstanding the provisions of GTA Section 10.0 and SBP Section 12.1, no equitable adjustment in the prices or schedules of any Order shall be made for any change initiated by Boeing made prior to the date on which all engineering drawings that change the technical requirements, descriptions, specifications, statement of work, drawing or designs ("Technical Change(s)") have been released by Boeing ("100% Engineering Release") provided, that an equitable adjustment shall be made for:

             a. Any Technical Change which is a change between raw material classifications such as a change from aluminum to steel or titanium to plastic. Not included as a Technical Change for purposes of this Section are changes within a raw material classification such as a change from 7050 Aluminum to 7075 Aluminum;

             b.  Any   Technical   Change   which  adds  or  deletes  a  process
         specification including but not limited to chem milling, chrome plating, anodizing, painting, priming and heat treating.

12.4.1.2 Claims

         Claims  for  equitable   adjustment  for  Technical  Changes  shall  be
         submitted in writing within thirty (3 0) days after 100% Engineering Release.

12.4.2   Subsequent to 100% Engineering Release

12.4.2.1 Generally

         Notwithstanding  the  provisions  of GTA  Section  10.0 and SBP Section
         12.1, no equitable adjustment shall be made to the recurring or non-recurring prices after the date of 100% Engineering Release for any change initiated by Boeing unless the value of such change (debit or credit) is greater than or equal to two percent (2%) of the then current unit price for the Product (recurring) or is greater than or equal to two percent (2%) of the total then current non-recurring price as set forth in Attachment 1. For purposes of this Section, the then current unit price or total non-recurring price shall be the price identified in Attachment I plus any and all price adjustments agreed to previously by the parties.

12.4.2.2 Claims

         Claims shall be made individually for each Product and for each change. Each claim shall be considered separately for application of the two percent (2%) threshold. Changes may not be combined for the purposes of exceeding the two percent (2%) threshold set forth herein.

12.5     Planning Schedule

         Any planning schedule or quantity estimate provided by Boeing shall be used solely for production planning. Boeing may purchase Products in different quantities and specify different delivery dates as necessary to meet Boeing's requirements. Such planning schedule and quantity estimate shall be subject to adjustment from time to time. Any such adjustment is not a change under GTA Section 10.0.

12.6     Value Engineering

         Seller may from time to time submit proposals to Boeing to change drawings, designs, specifications or other requirements that:

         a.       decrease Seller's performance costs; or

         b. produce a net reduction in the cost to Boeing of installation, operation, maintenance or production of the Product.

         Provided, that such change shall not impair any essential functions or characteristics of the Products or Tooling.

12.6.1   Submission of Proposal

         Proposals shall be submitted to Boeing's Materiel Representative. Boeing shall not be liable for any delay in acting upon a proposal. Boeing's decision to accept or reject any proposal shall be final. If there is a delay and the net result in savings no longer justifies the investment, Seller will not be obligated to proceed with the change. Seller has the right to withdraw, in whole or in part, any proposal not accepted by Boeing within the time period specified in the proposal. Seller shall submit, as a minimum, the following information with the proposal:

         a. description of the difference between the existing requirement and the proposed change, and the comparative advantages and disadvantages of each;

         b. the specific requirements which must be changed if the proposal is adopted;

         c.       the cost savings and Seller's implementation costs;

         d. Each proposal shall include the need dates for engineering release and the time by which a proposal must be approved so as to obtain the maximum cost reduction.

12.6.2   Acceptance and Cost Sharing

         Boeing may accept, in whole or in part, any proposal by issuing a change order. Until such change has been issued, Seller shall remain obligated to perform in accordance with the terms and requirements of the original Order as written. Boeing and Seller shall share the savings as follows:

                  (50%) savings to Boeing; (50%) savings to Seller.

         Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

         Each party shall be responsible for its own implementation costs, including but not limited to non-recurring costs.

12.6.3   Cost Savings Computation

         A change order shall be issued by Boeing and the unit price shall be reduced in an amount equal to the savings portion attributable to Boeing as set forth above. The applicable unit price as set forth in Attachment 1 Statement of Work shall be amended to reflect such change.

                  EXAMPLE:

                  Current Price:                     $600.00
                  Proposed Cost Savings:             $ 1 00.00/unit
                  Boeing's Percentage:               50.0%
                  Seller's Percentage:               50.0%

                  Step by Step Computation:

                  1. $100.00 unit savings x 50.0% Boeing's percentage of savings = $50.00 Boeing savings.

                  2. $100.00 unit savings x 50.0% Seller's percentage of savings = $50.00 Seller savings.

                  3.       Net affect to the unit cost = $50.00

                           New Unit Price For Units = $550.00

12.6.4   Weight Reduction Proposals

         Seller is  encouraged  to submit  proposals  to Boeing  that reduce the
         Product's   weight  without   impairing  any  essential   functions  or
         characteristics of the Product.

         Seller  shall  submit such  proposals  in  accordance  with SBP Section
         12.6.1 above. The amount of any costs or savings that result from a weight reduction proposal shall be agreed by Boeing and Seller. Seller shall include with each proposal verifiable cost records and other data as required by Boeing for proposal review and analysis.

         Boeing may accept in whole or in part, any such proposal by issuing a change order to the applicable Order.

12.6.5   Process Improvement

         Boeing and Seller agree to work together to identify areas of improvement which affect the manufacturing and assembly process at Seller's facility, Seller's subcontractor's facilities and Boeing's facilities. Manufacturing and assembly processes include but are not limited to inventory turn rates, lead time reductions, contracting strategies, setup reductions and lot size reductions. Boeing and Seller agree to use the following metrics to evaluate improvement:

                  1. Inventory Turns - defined as annual Costs of Goods Sold/Inventory value.

                  2.       Productivity - defined as Annual Sales/Average
                           Employee Count

                  3.       Asset Utilization - defined as Total Assets/Annual
                           Sales

         Additional metrics may be added and evaluated as agreed to by the parties. Where Boeing and Seller can identify areas of improvement, the parties will determine the amount of savings which will result from the improvements and share the savings as set forth in 12.6.2 above. Where a savings is identified and documented, the parties agree to reduce the Product unit price by that amount apportioned to Boeing as identified above.

12.6.6   Raw Material Cost Improvement

         Boeing is currently in the process of reviewing raw material lead times, costs and their impact on the subcontractor base. Seller agrees to support Boeing in its efforts to identify areas of improvement involving raw materials. When requested by Boeing, Seller shall identify usage, lead time, contractual impediments or any other factor which may affect Boeing's ability to implement raw material program improvements. Boeing's program to improve lead time and price for raw material is intended to support all divisions, subsidiaries and affiliates of The Boeing Company.

         Where Boeing is able to implement a program and savings are identified and documented, the parties agree to reduce the Product's unit price by the corresponding reduction in raw material price plus the applicable reduction in the corresponding markups. These reductions shall be incorporated on the first delivery of applicable Product(s) which incorporate the revised pricing for raw material or as otherwise agree to by the parties in writing.

         The   implementation   of  these   programs  by  Boeing  and   Seller's
         participation in these programs shall not impair, prejudice or relieve Seller of its obligations under any applicable Order.

12.7     Reduction in Quantity to be Delivered

         NOT APPLICABLE

13.0     SPARES AND OTHER PRICING

13.1     Spares

         For purposes of this Section, the following definitions shall apply:

         A. AIRCRAFT ON GROUND (AOG) - means the highest Spares priority. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated AOG by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such AOG Spare within two (2) hours of receipt of an AOG Spare request.

         B. CRITICAL - means an imminent AOG work stoppage. Seller will expend best efforts to provide the earliest possible delivery of any Spare designated Critical by Boeing. Such effort includes but is not limited to working two (2) shifts a day, five (5) days a week and use of premium transportation. Seller shall specify the delivery date and time of any such Critical Spare within the same working day of receipt of a Critical Spare request.

         C. EXPEDITE (CLASS 1) - means a Spare required in less than Seller's normal lead time. Seller will expend best efforts to meet the requested delivery date. Such effort includes but is not limited to working overtime and use of premium transportation.

         D. ROUTINE (CLASS III) - means a Spare required in Seller's normal lead time.

         E. POA REQUIREMENT (POA) - means any detail component needed to replace a component on an End Item Assembly currently in Boeing's assembly line process.

                  Seller shall expend best efforts feasible to provide the earliest possible delivery of any Spare designated as POA by Boeing. Such effort includes but is not limited to working twenty-four (24) hours a day, seven days a week and use of premium transportation. Seller shall specify the delivery date and time of any such POA within two (2) hours of an AOG Spare request.

         F. IN-PRODUCTION - means any Spare with a designation of AOG, Critical, Expedite, Routine, POA or End Item Assembly which is in the current engineering configuration for the Product and is used on a model aircraft currently being manufactured by Boeing.

         G. NON-PRODUCTION REQUIREMENTS - means any Spare with a designation of AOG, Critical, Expedite and Routine requirements which is used on model aircraft no longer being manufactured by Boeing (Post Production) or is in a non-current engineering configuration for the Product (Out of Production).

         H. BOEING PROPRIETARY SPARE - means any Spare which is manufactured (i) by Boeing, or (ii) to Boeing's detailed designs with Boeing's authorization or (iii) in whole or in part using Boeing's Proprietary Materials.

13.1.1   Spares Support

         Seller shall provide Boeing with a written Spares support process describing Seller's plan for supporting AOG and Critical commitments and manufacturing support. The process must provide Boeing with the name and number of a twenty-four (24) hour contact for coordination of AOG and Critical requirements. Such contact shall be equivalent to the coverage provided by Boeing to its Customers as outlined in Attachment 4 "Boeing AOG Coverage" which is incorporated herein and made a part hereof by this reference.

         Seller shall notify Boeing as soon as possible via fax, telecon, or as otherwise agreed to by the parties of each AOG and Critical requirement shipment using the form identified in Attachment 5 "Boeing AOG and Critical Shipping Notification". Such notification shall include time and date shipped, quantity shipped, Order, pack slip, method of transportation and air bill if applicable. Seller shall also notify Boeing immediately upon the discovery of any delays in shipment of any requirement and identify the earliest revised shipment possible.

13.1.2   Reclassification or Re-exercises

         Boeing may on occasion, instruct Seller to re-prioritize or reclassify an existing requirement in order to improve or otherwise change the established shipping schedule. Seller shall expend the effort required to meet the revised requirement as set forth above in the definitions of the requirements. Seller's commitment of a delivery schedule shall be given in accordance with that set forth above for the applicable classification but in no case shall it exceed twenty-four (24) hours from notification by Boeing.

13.1.3   Spare Pricing

         Except as set forth in subsections 13.1.3.1 and 13.1.3.2 below, the price for {{Boeing Proprietary}} Spare(s) shall be the same as the production price for the Products as listed on Attachment 1, in effect at the time the Spare(s) are ordered. POA parts shall be priced so that the sum of the prices for all POA parts of an End Item Assembly equals the applicable recurring portion of the End Item Assembly.

13.1.3.1 Aircraft On Ground (AOG), Critical Spares and POA Requirements

         The price for AOG, Critical Spares and POA requirements shall be the price for such Products listed on Attachment I in effect when such Spares are ordered, multiplied by a factor of 1.07 when the date of the Order is four weeks or less before the scheduled delivery date.

13.1.3.2 Expedite Spares (Class 1)

         The price for Expedite Spares shall be the price for such Products listed on Attachment I in effect when such Spares are ordered, multiplied by a factor of 1.05 when the date of the Order is between eight weeks and four weeks before the scheduled delivery date.

13.1.4   Special Handling

         The price for all effort associated with the handling and delivery of Spare(s) is deemed to be included in the price for such Spare(s). Provided, that if Boeing directs delivery of Spares to an F.O.B. point other than Seller's plant, Boeing shall reimburse Seller for shipping charges, including insurance, paid by Seller from the plant to the designated F.O.B. point. Such charges shall be shown separately on all invoices.

13.2     Short Flow Production Requirements

         Expedite charges, if any, to be paid for short flow production requirements shall not exceed the amount payable under SBP Sections
         13.1.3.1 and 13.1.3.2 above for that portion of the Order which is released short flow except as otherwise agreed to in writing by Boeing. In the event Boeing agrees to pay an amount in excess of that set forth in SBP Section 13.1.3.1 above, Seller shall provide data to verify expedite charges requested. If Seller fails to meet the required delivery, Boeing shall not be obligated to pay the agreed upon amount.

13.3     Tooling

13.3.1   Responsible Party

         Where Boeing agrees to pay to Seller for Tooling to support the manufacture and delivery of applicable Product(s) identified herein, the amount shall be set forth in Attachment 1. The costs of necessary repair and maintenance to the Tooling is included in such amount. In addition to the requirements set forth in SBP Section 7.2 of this SBP, the Seller shall comply with the Terms and Conditions applicable to the Blanket Tooling Purchase Control Order established with Seller who possess or controls Tooling. Furthermore, Seller must include a properly prepared certified tool list, where applicable, as specified in the M31-24 Document, "Boeing Supplier Tooling Manual." Invoices received with incorrect, improperly prepared or incomplete certified tool lists will be returned for correction prior to payment. Invoices shall be dated concurrent with, or subsequent to, shipment of the Products.

13.3.2   Boeing Furnished Tooling

         In the event Boeing furnishes Tooling to Seller to support the d6livery of Product(s), Seller shall comply with the Terms and Conditions applicable to the Blanket Tooling Purchase Control Order established with Seller who possess or controls Tooling. No repair, replacement or rework required shall be performed without Boeing's prior written consent. Boeing shall notify Seller of, what if any, action shall be required for all discrepant Tooling.

13.4     Pricing of Boeing's Supporting Requirements

         Any Products required to assist Boeing's supporting requirements, including but not limited to requirements for color and appearance samples, Boeing-owned simulators, test requirements, factory support, flight test spares will be provided for not more than the applicable price as set forth in Attachment 1.

13.5     Pricing of Requirements for Modification or Retrofit

         Any Products required by Boeing to support a modification or retrofit program shall be provided for not more than the applicable price as set forth in Attachment 1.

13.6     Similar Pricing

         New Products ordered by Boeing that are similar to or within Product families of Products currently being manufactured by Seller shall be priced using the same methodology or basis as that used to price the existing Product(s).

14.0     STATUS REPORTS/REVIEWS

         When requested by Boeing, Seller shall update and submit, as a minimum, monthly status reports on data requested by Boeing using a method mutually agreed upon by Boeing and Seller.

         When   requested  by  Boeing,   Seller   shall   provide  to  Boeing  a
         manufacturing   milestone  chart   identifying  the  major  purchasing,
         planning and manufacturing operations for the applicable Product(s).

         Upon request by Boeing, a program review may be held between the parties. The location of such review shall be mutually agreed to by the parties. The purpose of the review is to improve communication and understanding between the parties to ensure program success.

 15.0    PROVISIONS FOR OFFSET/BUSINESS STRATEGIES FOREIGN PROCUREMENT REPORT

         Seller agrees to cooperate with Boeing in identifying possible subcontractors for work under any Order that support Boeing's offset or business strategies. Prior to releasing any request for proposal to a subcontractor to support Boeing's offset or business strategy, Seller shall coordinate with Boeing.

         Seller shall document on Attachment 2 all offers to contract and executed contracts with such subcontractors including the dollars contracted. Seller shall provide to Boeing with an updated copy of Attachment 2 for the six-month periods ending June 30 and December 31 of each year. The reports shall be submitted on the 1st of August and the 1st of February respectively.

         Furthermore, Boeing and Seller agree that in the event it becomes necessary for Boeing to purchase Products from a third party(s) to facilitate an offset commitment or business strategy, Boeing and Seller agree to work together to develop and implement a plan for the removal of such Product or Products from this SBP. Upon settlement of this plan, Boeing shall not be obligated to buy from Seller and Seller shall not be obligated to sell to Boeing the applicable Product(s) notwithstanding SBP Section 10.0.

16.0     BOEING FURNISHED MATERIAL

         Material, including but not limited to raw material, standards, detail components and assemblies, furnished to Seller by Boeing shall be administered in accordance with a bonded stores agreement between Boeing and Seller.

         Seller shall provide Boeing with required on-dock dates for all material. Seller's notice shall provide Boeing with sufficient time to competitively bid the material if, in its sole and absolute discretion, it desires to do so.

17.0     ASSIGNMENT

         Boeing and Seller agree that Boeing may, in its discretion, assign, in part or in whole, its purchasing obligations under the Agreement or any Order, as applicable, at the prices set forth in Attachment I thereof Boeing reserves the right to rescind its assignment at anytime.

         Boeing's assignment of purchasing obligation includes scheduling, issuance of Order(s), receipt and inspection of Products, acceptance or rejection of Products, payment for accepted Products, and ensuring conformance to the quality assurance system requirements.

         Boeing shall retain all other rights and obligations pursuant to the applicable terms and conditions. In addition, Boeing reserves the right, where necessary, to coordinate with and mediate between Seller and any assignee regarding such assignment.

18.0     INVENTORY AT CONTRACT COMPLETION

         Subsequent to Seller's last delivery of Product(s), Products which contain, convey, embody or were manufactured in accordance with or by reference to Boeing's Proprietary Materials including but not limited to finished goods, work-in-process and detail components (hereafter "Inventory") which are in excess of Order quantity shall be made available to Boeing for purchase. In the event Boeing, in its sole discretion, elects not to purchase the Inventory, Seller may scrap the Inventory. Prior to scrapping the Inventory, Seller shall mutilate and/or render it unusable. Seller shall maintain, pursuant to their quality assurance system, records certifying destruction of the applicable Inventory. Said certification shall state the method and date of mutilation and destruction of the subject Inventory. Boeing shall have the right to review and inspect these records at any time it deems necessary. In the event Seller elects to maintain the Inventory, Seller shall not sell or provide the Inventory to any third party without prior specific written authorization from Boeing. Failure to comply with these requirements shall be a material breach and grounds for default pursuant to GTA Section 13.0.

19.0     OWNERSHIP OF INTELLECTUAL PROPERTY

19.1     Technical Work Product

         NOT APPLICABLE

19.2     Inventions and Patents

         NOT APPLICABLE

19.3     Works of Authorship and Copyrights

         NOT APPLICABLE

19.4    Pre-Existing, Inventions and Works of Authorship

         NOT APPLICABLE

20.0     ADMINISTRATIVE AGREEMENTS

         NOT APPLICABLE

21.0    GUARANTEED WEIGHT REQUIREMENTS NOT APPLICABLE

22.0     SUPPLIER DATA REQUIREMENTS

         NOT APPLICABLE

23.0     DEFERRED PAYMENT

         NOT APPLICABLE

24.0     SOFTWARE PROPRIETARY INFORMATION RIGHTS

         NOT APPLICABLE

EXECUTED in duplicate as of the date and year first set forth above by the duly authorized representatives of the parties.

THE BOEING COMPANY                      Leonard's Metal, Inc.
By and Through its Division
Boeing Commercial Airplane Group


________________________________         ______________________________________
Signature                                Signature


________________________________         ______________________________________
Name:                                    Name:


________________________________         ______________________________________
Title:                                   Title:


________________________________         ______________________________________
Date:                                    Date:

                                                                 ATTACHMENT 1 TO
                                                     SPECIAL BUSINESS PROVISIONS

                           WORK STATEMENT AND PRICING

The price for Products to be delivered on or before December 31, 2003 shall be as follows:

  PART NUMBER         MODEL               NOMENCLATURE             UNIT PRICE
  -----------         -----               ------------             ----------


                             [See attached listing.]

                                                                 ATTACHMENT 2 TO
                                                     SPECIAL BUSINESS PROVISIONS

                         FOREIGN PROCUREMENT REPORT FORM

                               (Seller to Submit)

                            (Reference Section 15.0)


                                    COMMODITY/          BID           CONTRACTED
 SUPPLIER NAME     COUNTRY         NOMENCLATURE       DOLLARS          DOLLARS
 -------------     -------         ------------       -------         ----------


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                                                                 ATTACHMENT 3 TO
                                                     SPECIAL BUSINESS PROVISIONS

                                RATES AND FACTORS

The following Rates and Factors shall be used on all price change negotiations during the period of performance of these SBP:

                                                                Tool Fabrication
                                        Production                 And Rework
                                        ----------              ----------------
Direct Labor Rate                        $10.00/hr.                 $15.50/hr.
Manufacturing Burden                      32.00                      32.00
G&A (Gen. Admin. Expense)                  9.00                       9.00
Profit                                     6.00                       6.50
                                         ---------                  ---------
                  TOTAL                  $57.00/hr.                 $63.00/hr.


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                                                                 ATTACHMENT 4 TO
                                                     SPECIAL BUSINESS PROVISIONS

                               BOEING AOG COVERAGE

      NORMAL HOURS BOEING'S MATERIEL REPRESENTATIVE (MATERIEL DIVISION)

          Approximately 6:30 a.m. - 4:00 p.m. (Seattle time)
          Performs most functions of procurement process.
          Manages formal communication with Seller.

      SECOND SHIFT - AOG PROCUREMENT SUPPORT (MATERIEL DIVISION)
          3:00 p.m. - 11:00 p.m.

          May place order and assist with commitment and shipping information, working with several suppliers on a priority basis.
          Provides a communication link between Seller and Boeing.

      24 HOUR AOG SERVICE - AOG CUSTOMER REPRESENTATIVE (CUSTOMER SERVICE DIVISION) 544-9000 Support commitment information particularly with urgent orders.

          Customer  Service  Representative  needs (if  available):

               Part Number
               Boeing Purchase Order
               Airline Customer & customer purchase order number
               Boeing S.I.S.

If Seller is unable to contact any of the above, please provide AOG/Critical shipping information notification via FAX using Boeing AOG/Critical shipping notification form (Attachment 5).

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                                                                 ATTACHMENT 5 TO
                                                     SPECIAL BUSINESS PROVISIONS

                                     BOEING

                                  AOG/CRITICAL

                              SHIPPING NOTIFICATION

--------------------------------------------------------------------------------


To:    FAX:    (206) 544-9261 or 544-9262        Phone:   (206) 544-9296
               -------------------------------            ----------------------
Buyer Name:                                      Phone:
               -------------------------------            ----------------------
From:                                            Today's Date:
               -------------------------------                ------------------

--------------------------------------------------------------------------------

Part Number:                                     Customer PO:
                ----------------------------                  ------------------
Customer:                                        Ship Date:
                ----------------------------                  ------------------
Qty Shipped:                                     *SIS Number:
                ----------------------------                  ------------------
Boeing PO:                                       Pack Sheet
                ----------------------------                  ------------------
*Airway Bill:                                    or Invoice:
                ----------------------------                  ------------------
Carrier:                                         *Flight #:
                ----------------------------                  ------------------
Freight
Forwarder:
                ----------------------------

*If Applicable

Shipped To: (Check One)    Boeing
                                                      ----------
                           Direct Ship to Customer
                                                      ----------
                           Direct Ship to Supplier
                                                      ----------
Remarks:
            --------------------------------------------------------------------

            --------------------------------------------------------------------


                           IF UNABLE TO CONTACT BUYER,
                PLEASE USE THIS FORM TO FAX SHIPPING INFORMATION.